As filed with the Securities and Exchange Commission on April 27, 2015

Registration No. 333-185212

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PLASTEC TECHNOLOGIES, LTD.

(Exact name of registrant as specified in its constitutional documents)

Cayman Islands	3089	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 01, 21/F
Aitken Vanson Centre
61 Hoi Yuen Road
Kwun Tong
Kowloon, Hong Kong
852-21917155

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Kin Sun Sze-To, Chief Executive Officer
Plastec Technologies, Ltd.
Unit 01, 21/F
Aitken Vanson Centre
61 Hoi Yuen Road
Kwun Tong
Kowloon, Hong Kong
852-21917155

Graubard Miller
405 Lexington Avenue
New York, New York 10174
(212) 818-8800

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

David Alan Miller, Esq.
Jeffrey M. Gallant, Esq.
Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
(212) 818-8800
(212) 818-8881 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Post-Effective Amendment No. 1 to Form F-1 (“Registration Statement”) is a combined prospectus also relating to Registration Statement No. 333-162547 previously filed by the registrant on Form F-1 and declared effective November 19, 2009. This Registration Statement also constitutes a Post-Effective Amendment No. 2 to Form F-1 to such Registration Statement No. 333-162547, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

On November 30, 2012, the Registrant filed a registration statement on Form F-1 (Registration No. 333-185212), which was subsequently declared effective by the Securities and Exchange Commission on July 29, 2013 (“2013 Registration Statement”), registering the resale of an aggregate of 13,935,057 ordinary shares of the Registrant and 1,181,122 warrants of the Registrant and the issuance upon exercise of warrants and unit purchase options of 5,280,372 ordinary shares of the Registrant and 289,625 warrants of the Registrant. The 2013 Registration Statement also constituted a Post-Effective Amendment No. 1 to Form F-1 to the Registrant’s Registration Statement No. 333-162547 declared effective on November 19, 2009 (“2009 Registration Statement”).

This Post-Effective Amendment is being filed pursuant to Section 10(a)(3) of the Securities Act of 1933, as amended, (1) to update the 2013 Registration Statement and 2009 Registration Statement to include the audited consolidated financial statements and the notes thereto included in the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2014, filed with the SEC on April 22, 2015 (“2014 Annual Report”), and certain other information in such Registration Statements, (2) to deregister 547,600 ordinary shares of the Registrant that were registered for issuance in the 2013 Registration Statement underlying 547,600 public warrants, which have been repurchased by the Company and canceled, (3) to deregister 2,967,400 ordinary shares of the Registrant that were registered for issuance in the 2013 Registration Statement underlying 2,967,400 public warrants, which expired on November 18, 2014 and have been canceled, (4) to deregister 289,625 ordinary shares and 289,625 warrants underlying unit purchase options originally issued to the underwriters in our initial public offering (or “IPO”) and their designees and 289,625 ordinary shares underlying the warrants included in the unit purchase options, which expired on November 18, 2014 and have been canceled and (5) 1,181,122 ordinary shares underlying warrants sold in a private placement taking place simultaneously with our IPO to certain of our insiders (or “insider warrants”), which expired on November 18, 2014 and have been cancelled.

No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of such 2013 Registration Statement and 2009 Registration Statement, as applicable.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 27, 2015

PROSPECTUS

Plastec Technologies, Ltd.

12,093,935 Ordinary Shares (for Resale)

This prospectus relates to 12,093,935 ordinary shares of Plastec Technologies, Ltd., a Cayman Islands exempted company, that may be sold from time to time by the Selling Securityholders set forth in this prospectus under the heading “Selling Securityholders” beginning on page 8. This represents (i) 382,507 ordinary shares that were issued in connection with our initial public offering, or “IPO,” held or purchased in privately negotiated transactions by certain of the Selling Securityholders and (ii) an aggregate of 11,711,428 ordinary shares that were issued to the former shareholders of Plastec International Holdings Limited, or “Plastec,” in connection with our merger with Plastec.

We will not receive any proceeds from the sale of the securities under this prospectus.

The securities are being registered to permit the Selling Securityholders to sell the securities from time to time in the public market at prices determined by the prevailing market prices or in privately negotiated transactions. Information regarding the Selling Securityholders, the amounts of ordinary shares that may be sold by them and the times and manner in which they may offer and sell the ordinary shares under this prospectus is provided under the sections titled “Selling Securityholders” and “Plan of Distribution,” respectively, in this prospectus. We do not know when or in what amount the Selling Securityholders may offer the securities for sale. The Selling Securityholders may sell any, all, or none of the securities offered by this prospectus.

The Selling Securityholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

Our ordinary shares are quoted on the OTC Bulletin Board under the symbol “PLTYF”. As of April 24, 2015, the closing sale price of our ordinary shares was $6.50 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2015.

PLASTEC TECHNOLOGIES, LTD

This prospectus is not an offer to sell any securities other than the shares offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

PROSPECTUS SUMMARY

This summary highlights key information contained in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere herein. It may not contain all of the information that is important to you. You should read the entire prospectus, including “Risk Factors,” our consolidated financial statements and the related notes, the information incorporated by reference in this prospectus, and the other documents to which this prospectus refers, before making an investment decision.

Unless the context indicates otherwise:

•	“we,” “us,” “our company” and “our” refer to Plastec Technologies, Ltd., a Cayman Islands exempted company, its predecessor entities and direct and indirect subsidiaries;
•	“Plastec” refers to Plastec International Holdings Limited, our direct wholly owned subsidiary, and its subsidiaries;
•	“PRC subsidiaries” refers to our indirect owned subsidiaries operating in the PRC; and
•	“China” or the “PRC” refer to the People’s Republic of China.

Overview

We are a vertically integrated plastic manufacturing services provider. We provide comprehensive precision plastic manufacturing services from mold design and fabrication and plastic injection manufacturing to secondary-process finishing as well as parts assembly through our wholly owned subsidiary, Plastec. For more information concerning our organizational structure, please refer to our chart of operating subsidiaries on page 35 of our 2014 Annual Report, which is incorporated by reference in this prospectus.

We manufacture our products solely on the basis of customer orders. Our major customers include leading international original equipment manufacturers (“OEMs”), original design manufacturers (“ODMs”), and original brand manufacturers (“OBMs”) of consumer electronics, electrical home appliances, telecommunication devices, computer peripherals and precision plastic toys.

Corporate History and Organizational Structure

We are a Cayman Islands exempted company incorporated under the Companies Law (2013 Revision) of the Cayman Islands (as the same may be supplemented or amended from time to time), or the “Companies Law,” on March 27, 2008 as an exempted company with limited liability. We were originally incorporated under the name “GSME Acquisition Partners I” for the purpose of acquiring, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, an operating business, or control of such operating business through contractual arrangements, that had its principal operations located in the PRC.

On November 25, 2009, we closed our initial public offering, or “IPO,” of 3,600,000 units with each unit consisting of one ordinary share and one warrant, or “public warrants,” each to purchase one ordinary share at an exercise price of $11.50 per share. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $36,000,000. We also issued to the underwriters in the IPO an aggregate of 360,000 unit purchase options, each to purchase a unit identical to the units sold in the IPO, at an exercise price of $15.00 per unit, of which 70,375 unit purchase options were subsequently repurchased by us in April 2012. Simultaneously with the consummation of the IPO, we consummated the private sale of 3,600,000 warrants, or “insider warrants,” at a price of $0.50 per warrant, generating total proceeds of $1,800,000. In connection with the IPO, our initial shareholders placed a total of 1,200,000 ordinary shares, or “initial shares”, in escrow pursuant to an escrow agreement with Continental Stock Transfer & Trust Company, as escrow agent.

From the consummation of our IPO until August 6, 2010, we were searching for a suitable target business to acquire. On August 6, 2010, we entered into an agreement and plan of reorganization, or “Merger Agreement,” with Plastec, each of the former Plastec shareholders and our merger subsidiary, which provided, among other things, that our wholly owned subsidiary would merge with and into Plastec, with Plastec surviving as a wholly owned subsidiary of ours. The Merger Agreement was subsequently amended in September 2010 and December 2010 but continued to provide for our wholly owned subsidiary to merge with and into Plastec, with Plastec surviving as a wholly owned subsidiary of ours. On December 10, 2010, we held an extraordinary general meeting of our shareholders, at which our shareholders approved the merger and other related proposals. On December 16, 2010, we closed the merger. At the closing, we issued to the former shareholders of Plastec an aggregate of 7,054,583 ordinary shares and agreed to issue the former Plastec shareholders an aggregate of 9,723,988 earnout shares additionally upon the achievement by Plastec of certain net income targets. Also at the closing, 2,615,732 of the public shares sold in our IPO were converted into cash and cancelled based on the election of the holders to exercise their conversion rights. In connection with the merger, our business became the business of Plastec and we changed our name to “Plastec Technologies, Ltd.” On April 30, 2011, we further amended the Merger Agreement to remove certain earnout provisions contained within it and to issue an aggregate of 7,486,845 ordinary shares to the former Plastec shareholders. We subsequently repurchased from one of the former Plastec shareholders an aggregate of 1,570,000 shares.

In connection with the merger with Plastec, we amended the terms of the escrow agreement with the initial shareholders to include in escrow an aggregate of 2,418,878 of the insider warrants and to provide additional restrictions on the release from escrow of all of the securities, including the requirement to raise certain financing by December 16, 2011. On December 16, 2011, the escrow agreement was again amended and the date on which the required financing was needed by was extended to March 16, 2012. No funds were ultimately raised and as a result, a total of 806,293 initial shares and the entire 2,418,878 insider warrants held in escrow were automatically repurchased by us at an aggregate consideration of $0.01 and cancelled.

In December 2011, we announced the establishment of a repurchase program, or the “2011 Repurchase Program,” under which, and as the program was subsequently extended and expanded, we were allowed to repurchase up to $5 million of our ordinary shares and public warrants in both open market and privately negotiated transactions at the discretion of our management and as market conditions allowed. The 2011 Repurchase Program ended on September 25, 2013. We repurchased an aggregate of 832,765 ordinary shares and 85,000 public warrants under such program.

On September 25, 2013, we also announced a new repurchase program, or “2013 Repurchase Program,” under which and as the program was subsequently extended and expanded, we are allowed to repurchase up to $5 million of our units, ordinary shares and public warrants in both open market and privately negotiated transactions at the discretion of our management and as market conditions allowed. The 2013 Repurchase Program is to expire on September 25, 2015. As of the date of this prospectus, we have repurchased an aggregate of 586,010 ordinary shares and 547,600 public warrants under such program.

On November 18, 2014, all issued and outstanding public warrants, insider warrants and unit purchase options expired by their terms and were cancelled accordingly.

Office Location

Our principal executive offices are located at Unit 01, 21/F, Aitken Vanson Centre, 61 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong and our telephone number at that location is 852-21917155. Our registered office is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and our registered agent is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Graubard Miller, our U.S. counsel, located at 405 Lexington Avenue, New York, New York 10174. We maintain a website at http://www.plastec.com.hk that contains information about our company, but that information is not part of this prospectus.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors discussed in the section titled “Risk Factors” commencing on page 4.

The Offering

Shares offered by the Selling Securityholders
12,093,935 shares
Shares outstanding
12,938,128 shares
Trading Symbol
Our shares are quoted on the OTC Bulletin Board under the symbol “PLTYF.”
Use of proceeds
We will not receive any proceeds from the sale of the securities under this prospectus.
Risk factors
Prospective investors should carefully consider the “Risk Factors” beginning on page 4 before buying the ordinary shares offered hereby.

RISK FACTORS

You should carefully consider the “Risk Factors” included under Item 3.D of our 2014 Annual Report, which is incorporated by reference in this prospectus. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The following factors, among others, could cause actual results to materially differ from those set forth in the forward-looking statements:

•	continued compliance with government regulations;
•	changing legislation or regulatory environments;
•	requirements or changes affecting the businesses in which we are engaged;
•	changing interpretations of accounting principles;
•	general economic conditions; and
•	other relevant risks detailed in our filings with the Securities and Exchange Commission.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” included under Item 3.D of our 2014 Annual Report, which is incorporated by reference in this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the securities under this prospectus.

SHARES ELIGIBLE FOR FUTURE SALE

We have 12,938,128 ordinary shares issued and outstanding as of April 24, 2015. Of these shares, 382,507 shares were issued in private transactions prior to or in connection with our IPO, 844,193 shares were issued in our IPO and the remaining 11,711,428 shares were issued in connection with our merger. The shares issued in our public offering are freely tradable without restriction or further registration under the Securities Act of 1933, as amended, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act of 1933, as amended. Any shares held by affiliates, as that term is defined in Rule 144 under the Securities Act, which generally includes officers, directors or 10% shareholders, will be restricted from public sale as restricted stock. In connection with this offering, we are registering the resale of the shares issued prior to or in connection with our IPO and the shares issued in connection with our merger. As a result, substantially all of our shares will be freely tradeable.

Rule 144.  Rule 144 is unavailable for the resale of restricted securities initially issued by a blank-check or shell company, both before and after an initial business combination, despite technical compliance with the requirements of Rule 144. Notwithstanding the foregoing, a person who beneficially owns restricted securities of a company which:

1.	has ceased to qualify as a blank-check or shell company;
2.	is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
3.	has filed all reports and other materials required to be filed by Section 13 or 15(d), as applicable, during the preceding 12 months (or such shorter period that the company was required to file such reports and materials); and
4.	has filed certain information with the SEC (Form 10 information) reflecting that it is no longer a blank-check or shell company,

may, after one year has elapsed from the filing of the Form 10 information, within any three-month period resell a number of such restricted securities that does not, with respect to the shares, exceed the greater of either of the following:

a.	1% of the total number of shares then outstanding; or
b.	the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited based on the availability of current public information about us, and, in the case of sales by affiliates, by manner of sale provisions and notice requirements. Since December 2011, we have met all of the conditions and requirements set forth above. Accordingly, our initial shareholders have been and remain free to sell their securities pursuant to Rule 144 provided other requirements for use of Rule 144 are satisfied at the time of sale.

SELLING SECURITYHOLDERS

The Selling Securityholders may from time to time offer and sell any or all of our securities set forth below pursuant to this prospectus. When we refer to “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interests in our securities other than through a public sale.

The following table sets forth, as of the date of this prospectus:

•	the name of the Selling Securityholders for whom we are registering shares for resale to the public,
•	the number of ordinary shares that the Selling Securityholders beneficially owned prior to the offering for resale of the securities under this prospectus,
•	the number of ordinary shares that may be offered for resale for the account of the Selling Securityholders pursuant to this prospectus, and
•	the number and percentage of ordinary shares to be beneficially owned by the Selling Securityholders after the offering of the resale securities (assuming all of the offered shares are sold by the Selling Securityholders).

This table is prepared solely based on information supplied to us by the listed Selling Securityholders, any Schedules 13D or 13G and other public documents filed with the SEC, and assumes the sale of all of the shares offered hereby.

Selling Securityholder(1)	Number of Ordinary Shares Beneficially Owned	Percentage of Ordinary Shares Beneficially Owned	Shares Being Offered	Ordinary Shares Beneficially Owned After Offering
				Number of Shares Outstanding	Percent of Shares
Eli D. Scher(2)	12,169	*	12,169	0	0%
Jing Dong Gao(3)	633,787	4.9%	342,525	291,262	2.3%
Lawrence S. Wizel	4,611	*	4,611	0	0%
Sun Yip Industrial Company Limited(4)	7,386,523	57.1%	7,386,523	0	0%
Tiger Power Industries Limited(4)	888,901	6.9%	888,901	0	0%
Expert Rank Limited(5)	241,971	1.9%	241,971	0	0%
Fine Colour Limited(6)	449,538	3.5%	449,538	0	0%
Cathay Plastic Limited(7)	1,208,292	9.3%	1,208,292	0	0%
Greatest Sino Holdings Limited	136,134	1.1%	136,134	0	0%
Colourful Asia International Limited	559,816	4.3%	559,816	0	0%
Kwok Wa Hung(8)	1,014,753	7.8%	840,253	174,500	1.4%
Cohen & Company Securities, LLC(9)	3,202	*	3,202	0	0%
Goldempire Developments Limited(10)	20,000	*	20,000	0	0%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals and entities is Unit 01, 21/F, Aitken Vanson Centre, 61 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong.
(2)	Mr. Scher is a founder of our company, has served as a member of our board of directors since our inception, has served as our non-executive vice chairman of the board since January 2011 and was our chief executive officer from our inception until December 2010.
(3)	Represents shares held by MCK Capital Co., Limited, an entity controlled by Mr. Gao. Mr. Gao is a founder of our company and was our chairman of the board from our inception until December 2010.
(4)	This entity is controlled by Kin Sun Sze-To, who has served as our chairman of the board and chief executive officer since December 2010.
(5)	This entity is controlled by Ho Leung Ning, who has served as our chief financial officer since December 2010.

(6)	This entity is 50% owned by Chin Hien Tan, who has served as our chief operating officer since December 2010.
(7)	The business address of Cathay Plastic Limited is c/o New China Management, Ltd., 14th Floor, St. John’s Building, 33 Garden Road, Central, Hong Kong. Each of the following entities and individuals may be considered the beneficial owner of the ordinary shares held by Cathay Plastic Limited (BVI): Cathay Capital Holdings, L.P., as the sole shareholder of Cathay Plastic Limited; Cathay Master GP, Ltd., as the general partner of Cathay Capital Holdings, L.P.; New China Capital Management, LP, as the investment manager of Cathay Capital Holdings, L.P.; NCCM, LLC and TAM China, LLC, as the general partners of New China Capital Management, LP; Hermann Leung, as an officer or director of Cathay Capital Holdings, L.P.; Paul Wolanksy, as an officer or director of Cathay Capital Holdings, L.P. and Cathay Master GP, Ltd. and sole member of NCCM, LLC; and Donald Sussman, as an officer or director of Cathay Master GP, Ltd. and sole member of TAM China, LLC. The foregoing information is derived from a Schedule 13D/A filed with the Securities and Exchange Commission on January 23, 2012.
(8)	The business address of Mr. Hung is c/o 16th Floor, Guangdong Finance Building, 88 Connaught Road West, Central, Hong Kong.
(9)	The business address of Cohen & Company Securities, LLC is 1633 Broadway, 28th Floor, New York, NY 10019.
(10)	The business address of Goldempire Developments Limited is 25E Kennedy Town Centre, 38 Kennedy Town Praya, Hong Kong.

Each of the Selling Securityholders that is an affiliate of a broker-dealer has represented to us that it purchased the shares offered by this prospectus in the ordinary course of business and, at the time of purchase of those shares, did not have any agreements, understandings or other plans, directly or indirectly, with any person to distribute those shares.

PLAN OF DISTRIBUTION

The Selling Securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling ordinary shares or interests in ordinary shares received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their ordinary shares or interests in ordinary shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus; provided, however, that prior to any such transfer the following information (or such other information as may be required by the federal securities laws from time to time) with respect to each such selling beneficial owner must be added to the prospectus by way of a prospectus supplement or post-effective amendment, as appropriate: (1) the name of the selling beneficial owner; (2) any material relationship the selling beneficial owner has had within the past three years with us or any of our predecessors or affiliates; (3) the amount of securities of the class owned by such security beneficial owner before the offering; (4) the amount to be offered for the security beneficial owner’s account; and (5) the amount and (if one percent or more) the percentage of the class to be owned by such security beneficial owner after the offering is complete.

In connection with the sale of our ordinary shares or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The Selling Securityholders may also sell ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of the ordinary shares offered by them will be the purchase price of the ordinary shares less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the ordinary shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The maximum amount of compensation to be received by any FINRA member or independent broker-dealer for the sale of any securities registered under this prospectus will not be greater than 8.0% of the gross proceeds from the sale of such securities.

In order to comply with the securities laws of some states, if applicable, the ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act.

DESCRIPTION OF SECURITIES

General

On November 25, 2009, we consummated our IPO of 3,600,000 units, with each unit consisting of one ordinary share and one warrant, each to purchase one ordinary share at an exercise price of $11.50 per share. The units were sold at an offering price of $10.00 per unit, generating total gross proceeds of $36,000,000.

Our second amended and restated memorandum and articles of association authorize the issuance of 100,000,000 ordinary shares, par value $0.001 per share, and 1,000,000 preferred shares, par value $0.001 per share. As of April 24, 2015, 12,938,128 ordinary shares were issued and outstanding and no preferred shares were outstanding.

Units

Prior to November 18, 2014, each unit consisted of one ordinary share and one warrant. The units began quotation on the OTC Bulletin Board on November 20, 2009 and the ordinary shares and warrants began separate trading on December 14, 2009. On November 18, 2014, the warrants expired and each unit then consisted solely of an ordinary share.

Ordinary Shares

Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.

Preferred Shares

Our second amended and restated memorandum and articles of association authorize the issuance of 1,000,000 preferred shares with such designation, rights and preferences as may be determined from time to time by its board of directors. Accordingly, the board of directors will be empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of our company. There are no preferred shares outstanding and we do not currently intend to issue any preferred shares.

Memorandum and Articles of Association

The summary below relates to our second amended and restated memorandum and articles of association as currently in effect. The summary below is of the key provisions of our second amended and restated memorandum and articles of association and does not purport to be a summary of all of the provisions thereof or of all relevant provisions of Cayman Islands law governing the management and regulation of Cayman Islands exempted companies.

Incorporation

We were incorporated in the Cayman Islands on March 27, 2008 under the Companies Law with company registration number 207509.

We are an exempted company incorporated in the Cayman Islands. A Cayman Islands company qualifies for exempted status if its operations will be conducted mainly outside of the Cayman Islands. Exempted companies are exempted from complying with certain provisions of the Cayman Islands Companies Law. An exempted company is not required to obtain prior approval for registration or to hold an annual general meeting and the annual return that must be filed with the Registrar is considerably more simple than for non-exempted Cayman Islands companies. Names of shareholders are not required to be filed with the Registrar of Companies in the Cayman Islands. While there are currently no forms of direct taxation, withholding or capital gains tax in the Cayman Islands, an exempted company is entitled to apply for a tax exemption certificate from the Governor in Cabinet which provides written confirmation that, amongst other things, should the laws of the Cayman Islands change, the company will not be subject to taxes for the period during which the certificate is valid (usually 20 years). For more information regarding taxation in the Cayman Islands, you should refer to the 2014 Annual Report, which is incorporated by reference in this prospectus.

Objects and Purposes

Our second amended and restated memorandum and articles of association grants us full power and authority to carry out any object not prohibited by the Companies Law or as the same may be revised from time to time, or any other law of the Cayman Islands.

Directors

We have seven directors with each director serving until the Company’s next annual general meeting, if one is called for, and until his successor is elected and qualified. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Cayman Islands law imposes duties on directors of Cayman Islands companies. These duties can be summarised as comprising (i) fiduciary duties of loyalty, honesty and good faith owed to the company, which in practical terms means that directors must act bona fide in what they consider to be the best interests of the company as a whole, exercising their powers for a proper purpose, using unfettered discretion in their decision making and avoiding positions where there is a conflict between their duty to the company and their personal interests; and (ii) duties of care, diligence and skill owed to the company.

Our second amended and restated articles of association provide that no person shall be disqualified from the office of director or prevented by such office from contracting with us, nor shall any such contract or any contract or transaction entered into by or on our behalf in which any director shall be in any way interested be or be liable to be avoided, nor shall any director so contracting or being so interested be liable to account to us for any profit realised by or arising in connection with any such contract or transaction by reason of such director holding office or of the fiduciary relationship thereby established. A director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

Subject to their fiduciary duties and our second amended and restated memorandum and articles of association (described above), directors may engage in transactions with us and vote on such transactions, provided the nature of the interest is disclosed in accordance with the procedures under our second amended and restated memorandum and articles of association. Directors also may exercise all the powers of the company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the company or of any third party.

Rights and Obligations of Shareholders

Dividends

Subject to the Companies Law, directors may declare dividends and distributions on our ordinary shares in issue and authorize payment on the dividends or distributions out of lawfully available funds. No dividend or distribution may be paid except out of our realized or unrealized profits, or out of the share premium account or as otherwise permitted by the Companies Law. The Companies Law provides that a Cayman Islands company may declare and pay a dividend on its shares out of either profit or share premium account. Subscription monies received by the company by way of pure share capital (i.e. the par value of the shares) may not be used for the payment of dividends. A dividend may not be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Subject to any rights or restrictions attached to any shares (our second amended and restated memorandum and articles of association do not contain any special voting right or restrictions on our ordinary shares), every member who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorized representative or proxy has one vote for every share of which he is the holder.

In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, is accepted to the exclusion of the votes of the other joint holders, and seniority is determined by the order in which the names of the holders stand in the Register of Members.

A member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

No person is entitled to vote at any general meeting or at any separate meeting of the holders of a class of shares unless he is registered as a member on the record date for such meeting or unless all calls or other monies then payable by him in respect of shares have been paid.

Votes may be cast either personally or by proxy. A member may appoint more than one proxy to attend and vote at a meeting.

A member holding more than one share need not cast the votes in respect of his shares in the same way on any resolution and therefore may vote a share or some or all such shares either for or against a resolution and/or abstain from voting a share or some or all of the shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a share or some or all of the shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.

Any person in consequence of the death or bankruptcy or winding-up of a member (or in any other way than by transfer) who becomes the holder of a share may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that forty-eight hours at least before the time of the holding of the meeting or adjourned meeting, as the case may be, at which he proposes to vote, he satisfies the directors of his entitlement to such shares, or the directors have previously admitted his right to vote at such meeting in respect thereof.

Change to Rights of Shareholders

Shareholders may change the rights of their class of shares by:

•	getting the written consent of not less than two-thirds of the shareholders of that class; or
•	passing a special resolution at a general meeting of the shareholders of that class.

There are no general limitations on the rights to own shares specified by our second amended and restated memorandum and articles of association.

General Meetings

A general meeting may be convened by a majority of directors at any time. Additionally, the directors shall convene an extraordinary general meeting upon a members’ requisition (a requisition of members holding at the date of deposit of the requisition not less than 10% in par value of our capital which as at that date carries the right of voting at general meetings). The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office, and may consist of several documents in like form each signed by one or more requisitionists.

If the directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by the directors.

Notice of a general meeting is to be given to all shareholders. All business transacted at an extraordinary general meeting or an annual general meeting is considered special business except:

•	the declaration and sanctioning of dividends;
•	consideration and adoption of the accounts and balance sheet and the reports of directors and auditors and other documents required to be annexed to the balance sheet;
•	the election of directors;
•	appointment of auditors (where special notice of the intention for such appointment is not required by applicable law) and other officers;
•	the fixing or remuneration of the auditors, and the voting of remuneration or extra remuneration to the directors;
•	the granting of any mandate or authority to the directors to offer, allot, grant options over or otherwise dispose of the unissued shares in the capital of the company representing not more than 20% in nominal value of its existing share capital; and
•	the granting of any mandate or authority to the directors to repurchase our securities.

A quorum of shareholders is required to be present at any meeting in order to carry out business. The holders of a majority of the shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum.

Changes in Capital

We may increase our share capital by ordinary resolution. The new shares will be subject to all of the provisions to which the original shares are subject. We may also by ordinary resolution:

•	consolidate and divide all or any of our share capital into shares of a larger amount;
•	sub-divide existing shares into shares of a smaller amount; and
•	cancel any shares which, at the date of the resolution, are not held or agreed to be held by any person.

We may reduce our share capital and any capital redemption reserve by special resolution in accordance with relevant provisions of Cayman Islands law.

Indemnity

Pursuant to our second amended and restated memorandum and articles of association, every director, agent or officer of our company shall be indemnified out of our assets against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own actual fraud or willful default. No such director, agent or officer shall be liable to us for any loss or damage in carrying out his functions unless that liability arises through the actual fraud or willful default of such director, agent or officer. Additionally, we entered into an indemnification agreement with each of our officers and directors in February 2011 whereby we agreed to indemnify, and advance expenses to, each officer and director to the fullest extent permitted by applicable law.

Transfer Agent

Our transfer agent is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

CAYMAN ISLANDS COMPANY CONSIDERATIONS

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by a special resolution (which requires approval by not less than two-thirds of the votes cast by the shareholders at a meeting) of the shareholders voting together as one class.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors (representing 75% by value) with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;
•	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;
•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and
•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a take over offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•	a company acts or proposes to act illegally or ultra vires;
•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and
•	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our second amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from actual fraud or willful default which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and Articles of Association

Some provisions of our second amended and restated memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our second amended and restated memorandum and articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Neither Cayman Islands law nor our articles of association allow our shareholders to requisition a shareholders’ annual general meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings. Additionally, the directors shall convene an extraordinary general meeting upon a members’ requisition (a requisition of members holding at the date of deposit of the requisition not less than 10% in par value of our capital which as at that date carries the right of voting at general meetings).

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our articles of association, as amended, do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, as amended, directors may be removed by special resolution (which requires approval by not less than two-thirds of the votes cast by the shareholders at a meeting) of our shareholders or a two-thirds vote of our board of directors if such removal is for cause.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution (which requires approval by not less than two-thirds of the votes cast by the shareholders at a meeting) of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under our articles of association, as amended, our company may be dissolved, liquidated or wound up by order of the courts of the Cayman Islands upon petition by our board or by the vote of holders of two-thirds of our shares voting at a meeting or the unanimous written resolution of all shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our articles of association, as amended, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution (which requires approval by not less than two-thirds of the votes cast by the shareholders at a meeting) passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our second amended and restated memorandum and articles of association may only be amended by special resolution (which requires approval by not less than two-thirds of the votes cast by the shareholders at a meeting) or the unanimous written resolution of all shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our second amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our second amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Cayman Islands exempted company and all of our executive offices are located outside of the United States in the People’s Republic of China. Most of our directors, officers and some of the experts named in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that the courts of the Cayman Islands or the People’s Republic of China would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

Jingtian & Gongcheng, our counsel as to Chinese law, has advised us that there is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

Jingtian & Gongcheng has advised us that the recognition and enforcement of foreign judgments are provided for under the Civil Procedure Law of the PRC. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Civil Procedure Law of the PRC based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

Maples and Calder, our counsel as to Cayman Islands law, has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Maples and Calder has further advised us that the courts of the Cayman Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that: (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. The Cayman Islands does not have a treaty or other agreement with the United States that provides for the reciprocal recognition and enforcement of foreign judgments.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses that we have incurred or expect to incur in connection with this distribution. All amounts are estimated except the SEC registration fee.

SEC registration fee	$13,842.89
Legal fees and expenses	55,000.00
Accounting fees and expenses	12,500.00
Printing fees and expenses	55,000.00
Miscellaneous	6,157.11
Total	$142,500.00

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Maples and Calder, Cayman Islands, on matters of Cayman Islands law. Graubard Miller, New York, New York is acting as our United States securities counsel in connection with this offering. Certain legal matters as to PRC law will be passed upon for us by Jingtian & Gongcheng.

EXPERTS

The consolidated financial statements of Plastec Technologies, Ltd. and its subsidiaries for the year ended April 30, 2012, the 8-month period ended December 31, 2012 and the years ended December 31, 2013 and 2014 in this prospectus have been audited by Dominic K. F. Chan & Co., an independent registered public accountant (“Dominic”), as indicated in their report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving the said report. Dominic K. F. Chan & Co. is located at Rooms 2105-06, 21/F., Office Tower, Langham Place, 8 Argyle Street, Mongkok, Kowloon, Hong Kong.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement of Form F-1 relating to the securities being offered through this prospectus. As permitted by the rules and regulations of the SEC, the prospectus does not contain all the information described in the registration statement. For further information about us and our securities, you should read our registration statement, including any and all supplements, amendments, exhibits and schedules thereto. In addition, we are subject to the requirements of the Securities Exchange Act of 1934, as amended, and file reports and other information with the SEC. These SEC filings and the registration statement are available to you over the Internet at the SEC’s website at http://www.sec.gov/. You may also read and copy any document we file with the SEC at the SEC’s public reference room in at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Statements contained in this prospectus as to the contents of any agreement or other document are not necessarily complete and, in each instance, you should review the agreement or document which has been filed as an exhibit to the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein.

We incorporate by reference the following document listed that has been previously filed with the SEC:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2014, which we filed with the SEC on April 22, 2015.

We do not incorporate by reference documents or information furnished to, but not filed with, the SEC.

We will provide a copy of the document we incorporate by reference, at no cost, by written or oral request. To request a copy of this document, you should write or telephone us at: Attention Kin Sun Sze-To, Unit 01, 21/F, Aitken Vanson Centre, 61 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong, telephone no. 852-21917155. In addition, each document incorporated by reference is readily accessible on our website at http://www.plastec.com.hk/inv_sec_filings.htm. Unless specified above, information that is available on or accessed through our website does not constitute part of, and is not incorporated by reference into, this prospectus.

Plastec Technologies, Ltd.

12,093,935 Ordinary Shares (for Resale)

           , 2015

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default. Additionally, the Company entered into an indemnification agreement with each of its officers and directors in February 2011 whereby the Company agreed to indemnify, and advance expenses to, each officer and director to the fullest extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

We have not issued/sold any securities without registration under the Securities Act during the past three years.

Item 8. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
2.1	Amended and Restated Agreement and Plan of Reorganization, dated as of September 13, 2010, among Plastec Technologies, Ltd., GSME Acquisition Partners I Sub Limited, Plastec International Holdings Limited and each of Sun Yip Industrial Company Limited, Tiger Power Industries Limited, Expert Rank Limited, Fine Colour Limited, Cathay Plastic Limited, Greatest Sino Holdings Limited, Colourful Asia International Limited and Top Universe Management Limited (included as Annex A to the Proxy Statement included as Exhibit 99.1 to the Company’s Report of Foreign Private Issuer on Form 6-K, filed on October 28, 2010 (“Proxy Statement”), and incorporated herein by reference).
2.2	Amendment No. 1, dated as of December 9, 2010, to Amended and Restated Agreement and Plan of Reorganization, dated as of September 13, 2010, among Plastec Technologies, Ltd., GSME Acquisition Partners I Sub Limited, Plastec International Holdings Limited and each of Sun Yip Industrial Company Limited, Tiger Power Industries Limited, Expert Rank Limited, Fine Colour Limited, Cathay Plastic Limited, Greatest Sino Holdings Limited, Colourful Asia International Limited and Top Universe Management Limited (included as Exhibit 2.1 to the Company’s Report of Foreign Private Issuer on Form 6-K filed with the Securities and Exchange Commission on December 9, 2010 and incorporated herein by reference).
2.3	Amendment No. 2, dated as of April 30, 2011, to Amended and Restated Agreement and Plan of Reorganization, dated as of September 13, 2010 and amended December 9, 2010, among Plastec Technologies, Ltd., Plastec International Holdings Limited and each of Sun Yip Industrial Company Limited, Tiger Power Industries Limited, Expert Rank Limited, Fine Colour Limited, Cathay Plastic Limited, Greatest Sino Holdings Limited, Colourful Asia International Limited and Top Universe Management Limited (included as Exhibit 2.1 to the Company’s Report of Foreign Private Issuer on Form 6-K filed with the Securities and Exchange Commission on May 3, 2011 and incorporated herein by reference).
3.1	Form of Second Amended and Restated Memorandum and Articles of Association (included as Annex C to the Proxy Statement and incorporated herein by reference).

Exhibit No.	Description
4.1	Specimen Unit Certificate (included as Exhibit 4.1 to the Company’s Registration Statement on Form F-1 filed on October 16, 2009 and incorporated herein by reference).
4.2	Specimen Warrant Certificate (included as Exhibit 4.2 to the Company’s Registration Statement on Form F-1 filed on October 16, 2009 and incorporated herein by reference).
4.3	Specimen Ordinary Shares Certificate (included as Exhibit 4.3 to the Company’s Registration Statement on Form F-1 filed on October 16, 2009 and incorporated herein by reference).
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (included as Exhibit 4.4 to the Company’s Registration Statement on Form F-1 filed on November 13, 2009 and incorporated herein by reference).
4.5	Form of Representative’s Unit Purchase Option (included as Exhibit 4.5 to the Company’s Registration Statement on Form F-1 filed on November 13, 2009 and incorporated herein by reference).
5.1	Opinion of Maples & Calder (included as Exhibit 5.1 to the Company’s Registration Statement on Form F-1/A on May 15, 2013 and incorporated herein by reference).
5.2	Opinion of Graubard Miller (included as Exhibit 5.2 to the Company’s Registration Statement on Form F-1/A on May 15, 2013 and incorporated herein by reference).
10.1	English translation of Dongguan Sun Chuen Manufacturing Plant lease (included as Exhibit 10.5 to the Company’s Registration Statement on Form F-1/A filed with the Securities and Exchange Commission on March 27, 2013).
10.2	English translation of Shenzhen Broadway Manufacturing Plant lease (included as Exhibit 10.6 to the Company’s Registration Statement on Form F-1/A filed with the Securities and Exchange Commission on March 27, 2013).
10.3	English translation of Kunshan Broadway Manufacturing Plant lease (included as Exhibit 10.7 to the Company’s Registration Statement on Form F-1/A filed with the Securities and Exchange Commission on March 27, 2013).
10.4	Sun Line Industrial Ltd. lease (included as Exhibit 4.12 to the Company’s Shell Company Report on Form 20-F filed with the Securities and Exchange Commission on December 22, 2010 and incorporated herein by reference).
10.5	English translation of Broadway (Macao Commercial Offshore) Co. Limited lease (included as Exhibit 4.5 to the Company’s Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 25, 2014).
10.6	English translation of Dongguan Sun Line Processing Agreement (included as Exhibit 10.12 to the Company’s Registration Statement on Form F-1/A filed with the Securities and Exchange Commission on March 27, 2013).
10.7	Registration Rights Agreement (included as Exhibit 4.17 to the Company’s Shell Company Report on Form 20-F filed with the Securities and Exchange Commission on December 22, 2010 and incorporated herein by reference).
10.8	Amendment No. 1 to Registration Rights Agreement, dated as of November 19, 2009, between Plastec Technologies, Ltd. (formerly GSME Acquisition Partners I) and its initial shareholders (included as Exhibit 4.18 to the Company’s Shell Company Report on Form 20-F filed with the Securities and Exchange Commission on December 22, 2010 and incorporated herein by reference).
10.9	Amendment No. 1 to Unit Purchase Options (included as Exhibit 4.19 to the Company’s Shell Company Report on Form 20-F filed with the Securities and Exchange Commission on December 22, 2010 and incorporated herein by reference).

Exhibit No.	Description
10.10	Agreement between Plastec Technologies, Ltd. (formerly GSME Acquisition Partners I) and certain Underwriters (included as Exhibit 4.20 to the Company’s Shell Company Report on Form 20-F filed with the Securities and Exchange Commission on December 22, 2010 and incorporated herein by reference).
10.11	Form of Indemnification Agreement (included as Exhibit 99.1 to the Company’s Report of Foreign Private Issuer on Form 6-K filed with the Securities and Exchange Commission on February 16, 2011 and incorporated herein by reference).
10.12	Amendment No. 1 to the Registration Rights Agreement, dated as of April 30, 2011, by and among Plastec Technologies, Ltd. and parties named and listed therein as Investors (included as Exhibit 10.1 to the Company’s Report of Foreign Private Issuer on Form 6-K filed with the SEC on May 3, 2011 and incorporated herein by reference).
10.13	First Amendment to Employment Contract between Broadway (Macao Commercial Offshore) Company Limited) and Chin Hien Tan dated June 1, 2012 (included as Exhibit 4.24 to the Company’s Report of Foreign Private Issuer on Form 20-F filed with the Securities and Exchange Commission on July 27, 2012 and incorporated herein by reference).
10.14	Lease agreement between Broadway Industries (Thailand) Co., Ltd. and PIAM Manufacturing Co., Ltd., dated May 1, 2012 (included as Exhibit 10.25 to the Company’s Registration Statement on Form F-1 filed with the Securities and Exchange Commission on November 30, 2012).
10.15	Termination of Employment Contracts between Sun Line Industrial Limited and each of Kin Sun Sze-To and Ho Leung Ning, dated April 1, 2013 (included as Exhibit 4.31 to the Company’s Transition Report on Form 20-F filed on April 30, 2013 and incorporated herein by reference).
10.16	Employment Contract between Kin Sun Sze-To and Broadway Precision Co. Limited, dated March 28, 2013 (included as Exhibit 4.32 to the Company’s Transition Report on Form 20-F filed on April 30, 2013 and incorporated herein by reference).
10.17	Employment Contract between Ho Leung Ning and Broadway Precision Co. Limited, dated March 28, 2013 (included as Exhibit 4.33 to the Company’s Transition Report on Form 20-F filed on April 30, 2013 and incorporated herein by reference).
10.18	First Amendment to Employment Contract between Kin Sun Sze-To and Broadway Precision Co. Limited, dated April 1, 2013 (included as Exhibit 4.34 to the Company’s Transition Report on Form 20-F filed on April 30, 2013 and incorporated herein by reference).
10.19	First Amendment to Employment Contract between Ho Leung Ning and Broadway Precision Co. Limited, dated April 1, 2013 (included as Exhibit 4.35 to the Company’s Transition Report on Form 20-F filed on April 30, 2013 and incorporated herein by reference).
10.20	English translation of Shenzhen Broadway Manufacturing Plant lease (included as Exhibit 4.20 to the Company’s Annual Report on Form 20-F filed on April 25, 2014 and incorporated herein by reference).
10.21	Second Amendment to Employment Contract between Kin Sun Sze-To and Broadway Precision Co. Limited, dated December 5, 2013 (included as Exhibit 4.21 to the Company’s Annual Report on Form 20-F filed on April 25, 2014 and incorporated herein by reference).
10.22	Second Amendment to Employment Contract between Ho Leung Ning and Broadway Precision Co. Limited, dated December 5, 2013 (included as Exhibit 4.22 to the Company’s Annual Report on Form 20-F filed on April 25, 2014 and incorporated herein by reference).
10.23	Second Amendment to Employment Contract between Chin Hien Tan and Broadway (Macao Commercial Offshore) Company Limited), dated December 5, 2013 (included as Exhibit 4.23 to the Company’s Annual Report on Form 20-F filed on April 25, 2014 and incorporated herein by reference).

Exhibit No.	Description
21.1	List of Subsidiaries as of April 22, 2015 (included as Exhibit 8.1 to the Company’s Annual Report on Form 20-F filed on April 22, 2015 and incorporated herein by reference).
23.1	Consent of Dominic K. F. Chan & Co.*
23.2	Consent of Maples & Calder (included as Exhibit 5.1 to the Company’s Registration Statement on Form F-1/A on May 15, 2013 and incorporated herein by reference).
23.3	Consent of Graubard Miller (included as Exhibit 5.2 to the Company’s Registration Statement on Form F-1/A on May 15, 2013 and incorporated herein by reference).
24.1	Power of Attorney (included on the signature page to the Company’s Registration Statement on Form F-1/A filed on July 23, 2013).
101.INS	XBRL Instance Document (included as Exhibit 101.INS to the Company’s Annual Report on Form 20-F filed on April 22, 2015 and incorporated herein by reference).
101.SCH	XBRL Taxonomy Extension Schema Document (included as Exhibit 101.SCH to the Company’s Annual Report on Form 20-F filed on April 22, 2015 and incorporated herein by reference).
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document (included as Exhibit 101.CAL to the Company’s Annual Report on Form 20-F filed on April 22, 2015 and incorporated herein by reference).
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document (included as Exhibit 101.DEF to the Company’s Annual Report on Form 20-F filed on April 22, 2015 and incorporated herein by reference).
101.LAB	XBRL Taxonomy Extension Label Linkbase Document (included as Exhibit 101.LAB to the Company’s Annual Report on Form 20-F filed on April 22, 2015 and incorporated herein by reference).
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document (included as Exhibit 101.PRE to the Company’s Annual Report on Form 20-F filed on April 22, 2015 and incorporated herein by reference).

*	Provided herewith.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on the 27th day of April 2015.

PLASTEC TECHNOLOGIES, LTD.

By:	/s/ Kin Sun Sze-To Kin Sun Sze-To Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Kin Sun Sze-To Kin Sun Sze-To	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 27, 2015
* Eli D. Scher	Non-Executive Vice Chairman of the Board	April 27, 2015
* Chin Hien Tan	Chief Operating Officer and Director	April 27, 2015
* Ho Leung Ning	Chief Financial Officer (Principal Accounting and Financial Officer) and Director	April 27, 2015
* J. David Selvia	Director	April 27, 2015
* Chung Wing Lai	Director	April 27, 2015
* Joseph Yiu Wah Chow	Director	April 27, 2015

Authorized Representative in the United States:

Graubard Miller

By:	/s/ Jeffrey M. Gallant Name: Jeffrey M. Gallant Title: Partner Date: April 27, 2015
*By:	/s/ Kin Sun Sze-To Kin Sun Sze-To Attorney-in-fact